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                                                                 Exhibit 10.10

                                PROMISSORY NOTE

AMOUNT:  $1,300,000 USD                 DATE:  September 30th, 2005

            FOR VALUE RECEIVED, the undersigned, Canadian Solar Inc. (the "Debtor"), hereby acknowledges itself indebted and unconditionally promises to pay to or to the order of ATS Automation Tooling Systems Inc. (the "Holder"), the sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000) in United States Dollars, ON DEMAND together with interest thereon calculated semi-annually at a rate equal to the Bank of Nova Scotia's published U.S. Dollar Base Rate in Canada in effect from time to time, with interest on overdue interest, as well after as before maturity, default and judgment. Interest shall be payable semi-annually until the principal sum is fully repaid, the first such payment to be payable on the date six months following the date of this Note.

            The Debtor hereby waives demand, presentment, protest, dishonour and notice of dishonour in respect hereof. The failure of the Holder to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

            The Debtor hereby agrees to pay all costs and expenses (including all reasonable legal costs) paid or incurred by the Holder in collecting the principal then outstanding.

                                     Canadian Solar Inc.

                                     Per:  /s/
                                          --------------------------
                                          Duly Authorized Officer